Exhibit 99(c)


                          Certificate as to Compliance
                          ----------------------------


         I, Steven H. Smith, Servicing Officer of Household Finance Corporation (the "Master Servicer"), DO HEREBY CERTIFY, in accordance with Section 3.09 of the Pooling and Servicing Agreement dated as of November 1, 1996 among HFC Revolving Corporation as Seller, the Master Servicer and Bank One, National Association, (formerly known as The First National Bank of Chicago) as Trustee (the "Pooling and Servicing Agreement"), that:

         1. A review of the activities of the Master Servicer from January 1 through December 31, 2002 (the "Year") and of its performance under the Pooling and Servicing Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on my review, the Master Servicer has fulfilled all of its material obligations under the Pooling and Servicing Agreement throughout the Year.

IN WITNESS WHEREOF, I have signed this certificate this 31st day of March, 2003.



                                       /s/ STEVEN H. SMITH
                                       -------------------
                                       Steven H. Smith
                                       Servicing Officer